UNITED STATES
                       SECURITIES AND EXCHANGE COMMMISSION
                                  Washington, DC




                                   Form 8-K/A
                               (Amendment No. 1)



                                 CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of the Securities
                                   Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 30, 1998


                                  RIVERSIDE GROUP, INC.
                (Exact name of registrant as specified in its charter)



Florida                               0-9209                  59-1144172
(State of other                (Commission File No.)        (IRS Employer
 jurisdiction of                                             Identification
 incorporation)                                                 number)





                7800 Belfort Parkway, Jacksonville, Florida       32256
                 (Address of principal executive offices)      (Zip Code)


                                      904-281-2200
                 (Registrant's telephone number, including area code)

<page 2>
Item 5.     Other Events

      As a result of a reduction in the registrant's ownership of Wickes Inc., to a level below 50%, effective with the registrant's financial statements for the period ended September 30, 1998, the registrant will account for its investment in Wickes Inc., on the equity method. From July 1996 through the period ended June 30, 1998, the financial statements of the registrant included those of Wickes Inc. on a consolidated basis.

      In accordance with a NASDAQ requirement, the registrant is including in this report a Pro Forma Unaudited Condensed Consolidated Balance Sheet of the registrant at September 30, 1998. This Pro Forma Unaudited Condensed Consolidated Balance Sheet presents the historical financial position of the registrant at September 30, 1998 and the pro forma effects of the previously reported sale of 250,000 shares of Wickes Inc. common stock on October 5, 1998 pursuant to the Stock Purchase Agreement dated that date between the registrant and Imagine Investments, Inc. (the "Imagine Agreement") and the future sale by the Company of an additional 200,000 shares of Wickes Inc. common stock pursuant to the registrant's put option contained in the Imagine Agreement as if such transations had been completed on September 30, 1998.

      THE INFORMATION CONTAINED IN THE PROFORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE RELIED UPON EXCEPT IN CONJUNCTION WITH THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF THE REGISTRANT AND NOTES THERETO AND "MANAGEMENT'S OPERATION" THAT WILL BE CONTAINED IN THE REGISTRANT'S QUARTERLY DISCUSSION
AND  ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF REPORT FOR THE PERIOD
ENDED SEPTEMBER 30, 1998, WHICH WILL BE FILED BY THE REGISTRANT WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR BEFORE NOVEMBER 13, 1998.

      IN ADDITION, THE INFORMATION CONTAINED IN THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE REGISTRANT'S CONSOLIDATED FINANCIAL POSITION HAD THE ABOVE-DESCRIBED SALE OF WICKES INC. COMMON STOCK BEEN CONSUMMATED ON THE DATES ASSUMED.

<page3>


Riverside Group, Inc.
Proforma Condensed Consolidated Balance Sheet
(unaudited)
(in thousands)


                                           September 30,       Proforma         Proforma
                                               1998         Adjustments(2)   Adjustments(3)     Proforma
                                           _____________    ______________   ______________     ________

                    ASSETS
Current assets:
   Cash and cash equivalents                $     140        $                  $     350       $    490
   Notes receivable                               439                                                439
   Accounts receivable, less
     allowance for doubtful
     accounts of $442 in 1998
     and $4,206 in 1997                           570                                                570
   Prepaid expenses                                46                                                 46
                                            _________         __________        __________      _________
        Total current assets                    1,195                  0              350          1,545

Investment in Wickes Inc.                      17,520              (813)             (650)        16,057
Investment in real estate                      10,943                                             10,943
Property, plant and equipment, net                311                                                311
Deferred tax asset, net                         3,307                                              3,307
Other assets (net of accumulated
  amortization of $739 in 1998 and
  $8,894 in 1997                                  497                                                497
                                            _________         __________          _________    _________
      Total assets                             33,733              (813)              (300)       32,660
                                            =========         ==========          =========     ========


                        LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of
     long-term debt                        $  10,146          $                   $              $ 10,146
   Accounts payable                            1,181               (813)               (300)           68
   Income tax payable                             25                                                   25
   Accrued liabilities                         1,325                                                1,325
                                           _________          ___________         __________     ________
        Total current liabilities             12,677               (813)               (300)       11,564

Long term debt                                   507                                                  507
Mortgage debt                                 12,750                                               12,750
Liabilities of discontinued operations             6                                                    6
Other long-term liabilities                      159                                                  159
                                          __________          ___________         __________     ________
        Total liabilities                     26,099                (813)              (300)       24,986


Common stockholders' equity:
   Common stock, $.10 par value;
     20,000,000 shares authorized;
     issued and outstanding,
     5,287,123 in 1998 and 1997                  527                                                  529
Additional paid in capital                    16,783                                               16,783
Retained earnings (deficit)                   (9,638)                   0                  0       (9,638)
                                          ___________          __________          __________     ________
Total common stockholders' equity              7,674                    0                  0        7,674

                                          ___________          __________          ___________    ________
Total liabilities and common
  stockholders' equity                    $   33,773           $    (813)          $    (300)     $32,660
                                          ==========           ==========          ==========     =======

<page 4>


                                     Notes to
                               Pro Forma Unaudited
                       Condensed Consolidated Balance Sheet


      (1) As of September 30, 1998, the Company entered into and completed an agreement with Greenleaf Technologies Corporation ("Greenleaf") based in Iselin, New Jersey, whereby the Company has acquired common shares of Greenleaf in exchange for 100% of the common stock of the Company's wholly owned subsidiary, GameVerse, Inc. ("GameVerse"). As a result of the transaction, the Company now owns 14,687,585 shares, or approximately forty percent of Greenleaf's outstanding common shares. The Company also received two five year options to acquire additional newly-issued shares of Greenleaf's common stock (1) 5,733,333 shares at an average exercise price of $.25 per share; (2) 1,581,249 shares at an exercise price of $.15 per share. In accordance with the Accounting Principles Board Opinion Number 29:
Accounting for Nonmonetary Transactions, the Company has recorded zero basis in its investment in Greenleaf. The market value of the Company's investment in Greenleaf at the time of the transaction was approximately $6.7 million based on Greenleaf's stock price of $.46 per share on the over-the-counter Bulletin Board.

      (2) Includes the accounting for the sale of 250,000 shares of Wickes, Inc. common stock that were sold on October 5, 1998.

      (3) The Company believes that its cash on hand will not be sufficient to support its operations and overhead and to service its indebtedness until such time as its Cybermax and Home Building Resource operations have begun to generate significant positive cash flow. The Company will need to obtain additional required funds through assets sales or additional borrowings or other financing. The Company anticipates that it will obtain these funds through market and private sales of Wickes common stock. The pro forma adjustments includes the accounting for the exercise of the put option with respect to 200,000 shares of Wickes, Inc. common stock under the Imagine Agreement with respect to Wickes, Inc. common stock that the Company believes it will exercise prior to November 15, 1998. This exercise would generate approximately $650,000, of which approximately $300,000 would be used to pay outstanding payables.

<page 5>

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               RIVERSIDE GROUP, INC.



Date: December 8, 1998                         By:  /s/ Catherine J. Gray
                                               ____________________________
                                               Catherine J. Gray
                                               Senior Vice President




























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